Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

WYNN LAS VEGAS, LLC

WYNN LAS VEGAS CAPITAL CORP.

Offer to Exchange

$500,000,000 of their outstanding

7  7/8% First Mortgage Notes due 2017

Issued on October 19, 2009

for

7  7/8% First Mortgage Notes due 2017

That Have Been Registered Under

the Securities Act of 1933, as Amended,

and

$382,010,000 of their outstanding

7  7/8% First Mortgage Notes due 2020

Issued on April 28, 2010

for

7  7/8% First Mortgage Notes due 2020

That Have Been Registered Under

the Securities Act of 1933, as Amended,

Pursuant to the Prospectus, dated                     , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                     , 2010, UNLESS EXTENDED BY THE ISSUERS (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

This form or one substantially equivalent hereto must be used to accept the offer (the “Exchange Offer”) of Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. (together, the “Issuers”) to exchange an aggregate principal amount of up to $500,000,000 7 7/8% First Mortgage Notes due 2017 of the Issuers issued on October 19, 2009 (the “Old 2017 Notes”) for 7 7/8% First Mortgage Notes due 2017 of the Issuers that have been registered under the Securities Act of 1933, as amended (the “New 2017 Notes”), and to exchange an aggregate principal amount of up to $382,010,000 of 7 7/8 % First Mortgage Notes due 2020 of the Issuers issued on April 28, 2010 (the “Old 2020 Notes,” and together with the Old 2017 Notes, the “Old Notes”) for 7 7/8% First Mortgage Notes due 2020 of the Issuers that have been registered under the Securities Act of 1933, as amended (the “New 2020 Notes,” and together with the New 2017 Notes, the “New Notes”), upon the terms and subject to the conditions set forth in the Prospectus, dated                     , 2010 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), if certificates for the Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on the Expiration Date. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal, or facsimile thereof or Agent’s Message in lieu thereof, must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein shall have the respective meanings set forth in the Prospectus.

Delivery To: U.S. Bank National Association, Exchange Agent

By Hand, Overnight Delivery or by Mail:

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Attention: Specialized Finance Dept.

By Facsimile Transmission

(for Eligible Institutions only):

651-495-8158

Confirm by Telephone:

800-934-6802

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a “Medallion Signature Guarantor” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which the undersigned hereby acknowledges, the undersigned hereby tenders to the Issuers the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

PLEASE SIGN HERE
Aggregate Principal Amount of Old 2017 Notes Tendered (must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000)	X Date

Name(s) of Holders	X Date Signature(s) of Owner(s) or Authorized Signatory

Name of Eligible Guarantor Institution Guaranteeing Delivery Provide the following information for Old 2017 Notes certificates to be delivered to the Exchange Agent:

Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old 2017 Notes certificate(s), or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of such person’s authority to so act. Please print name(s) and address(es).

Name of Tendering Institution	Name(s)

DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

Capacity Address(es)

PLEASE SIGN HERE
Aggregate Principal Amount of Old 2020 Notes Tendered (must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000)	X Date

Name(s) of Holders	X Date Signature(s) of Owner(s) or Authorized Signatory

Name of Eligible Guarantor Institution Guaranteeing Delivery Provide the following information for Old 2020 Notes certificates to be delivered to the Exchange Agent:

Area Code and Telephone Number

The Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old 2020 Notes certificate(s), or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of such person’s authority to so act. Please print name(s) and address(es).

Name of Tendering Institution	Name(s)

DTC Account Number

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

Capacity Address(es)

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal, or facsimile thereof or Agent’s Message in lieu thereof, and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name: (Please Type of Print)

Area Code and Tel. No:	Dated:

NOTE:	DO NOT SEND THE PHYSICAL CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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